Exhibit 99.1

OneSpaWorld Reports First Quarter Fiscal 2021 Financial Results

Ends First Quarter with Total Liquidity of $65.7 Million

Company Expects Liquidity to be Sufficient to Sustain Operations with No Significant Voyages Through June 2022

Company expects to resume sailing on an additional 31 ships by the end of July 2021

Nassau, Bahamas, May 12, 2021 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness services and products on-board cruise ships and in destination resorts around the world, today announced its financial results for its first quarter ended March 31, 2021.

The Company’s first quarter 2021 performance was materially impacted by the global COVID-19 pandemic, including actions taken by cruise lines, hotels and resorts and governmental authorities around the world.  These actions include the U.S. Centers for Disease Control and Prevention’s (“CDC”) No Sail Order issued on March 14, 2020 and extended on April 9, 2020, July 16, 2020 and September 30, 2020. The CDC issued a Framework for Conditional Sailing Order on October 30, 2020, which will remain in effect until the earliest of: (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the CDC Director rescinds or modifies the order based on specific public health or other considerations, or (3) November 1, 2021. Pursuant to the Framework for Conditional Sailing Order, the No Sail Order has been lifted and the cruise industry will work with the CDC on a phased in return-to-service, which will consist of three phases: (i) testing and implementing additional safeguards for crew members; (ii) conducting simulated voyages to test cruise operators’ ability to mitigate COVID-19 risk; and (iii) providing a certification to ships that meet specified requirements, thereby allowing for a phased return to cruise ship passenger voyages. On April 2, 2021 the CDC announced a new phase of the Framework for Conditional Sailing Order for cruise ships operating or seeking to operate in U.S. waters with instructions for cruise ship operators to establish agreements at ports where they intend to operate, implement routine testing of crew, and develop plans for vaccination to reduce the risk of COVID-19 spreading amongst crew and passengers. On May 5, 2021, the CDC announced the next two phases of the Framework for Conditional Sailing Order, which included instructions for cruise ships operating or seeking to operate in U.S. waters for preparing to conduct simulated voyages before resuming restricted passenger voyages once they have obtained conditional sailing certificates. We are continuing to review the CDC’s guidelines in connection with the Framework for Conditional Sailing Order as well as monitor the actions of our cruise line partners with respect to the status of the voluntary suspension of cruise sailings.

Leonard Fluxman, Executive Chairman and Chief Executive Officer of OneSpaWorld commented: “As the travel and tourism industry has begun to reopen, we are ready, we are eager and we are excited to welcome guests to our health and wellness centers and deliver our extraordinary OneSpaWorld guest experiences.  We have invested aggressively for 14 months in protecting our people, sustaining our operations, enhancing our competitive position and comprehensive protocols to ensure a safe and successful return to service, while taking actions to maintain strong liquidity.  The dedication of our team throughout this unprecedented pandemic positions us to flawlessly execute our resumption of operations aboard the additional 31 ships expected to resume sailing by the end of July.  Our onboard operating protocols are complete and our onboard staff are fully trained.”

“We are operating health and wellness centers aboard three of our 160 cruise line vessels that have commenced voyages.  We have opened our spas in 47 of our 53 destination resorts, realizing revenue and staff utilization in line with our expectations and with operating metrics increasing sequentially month over month.  These initial returns confirm that we are positioned powerfully to capitalize on the strength of our team, operating platform and business model to drive long-term profitable growth as cruise ship and destination resort operations fully resume.”

Stephen Lazarus, Chief Financial Officer and Chief Operating Officer, commented, “we ended the quarter with total liquidity of $65.7 million, $9.3 million above year end, resulting from $18.5 million in net cash proceeds from our At-The-Market equity offering program and a lower than forecast cash burn rate of $9.3 million for the quarter.  We expect resumption of our cruise ship and destination resort operations to accelerate commencing in the third quarter and generate increasing cash flow from operations.  However, we will continue to manage our liquidity so as to sustain our operations in the event that unforeseen disruptions occur and significant cruise ship and destination resort operations do not resume and scale as currently expected.  We are confident that we have the resources, balance sheet strength and current liquidity to fund our business with limited operations, if necessary, through June 2022.”

Mr. Lazarus separately commented, “as a result of unforeseen guidance issued on April 12th by the SEC applicable to accounting for warrants, we made the determination to restate the financial statements covered by the affected periods, which we have done by amending of our 2020 Annual Report on Form 10-K filed on March 10, 2021 with our amended 2020 Annual Report on Form 10-K/A

filed on May 10, 2021.   The change to classify outstanding warrants to purchase common shares as liabilities versus equity does not impact historically reported cash and cash equivalents or adjusted EBITDA for the affected periods.”

Operating Network Update:

•

Ship Count: The Company ended the first quarter with health and wellness centers on 159 ships, all of which were closed as of March 14, 2020, and all except two remained closed at quarter-end pending resumption of voyages.

•	Destination Resort Count: The Company ended the first quarter with 53 destination resort spas, of which 47 were open and operating as of March 31, 2021.
•

The Company repatriated all of its shipboard employees as a result of COVID related cruise suspensions, eliminating all ongoing expenses related to these repatriated employees. 18 cruise ship personnel have re-embarked on vessels that sailed in the first quarter of fiscal 2021 and 640 employees are expected to re-embark on vessels by the end of July 2021 for actual and anticipated voyages.

Liquidity Update:

•

Cash and borrowing capacity under the Company’s line of credit at March 31, 2021 totalled $65.7 million, as compared to $56.4 million at December 31, 2020.  Increase in cash at March 31, 2021 resulted from $18.5 million of net proceeds from the sale of 1.7 million shares as part of the Company’s $50.0 million, “At-The-Market” equity offering program (“ATM program”).  At quarter end, $19.3 million remained available under the ATM program. Availability under the Company’s line of credit was $13.0 million at March 31, 2021.

•

The cash burn rate for the quarter of $9.3 million was $5.7 million below the Company’s expectations, driven by lower expenses due to later-than-expected return to service dates and timing of payments.  The Company expects cash burn to approximate $15.0 million in the second quarter as we increase activity in anticipation of increased sailings.

•	The Company noted that it continues to expect to have the resources to enable it to fund its operations with no significant voyages and destination resort spas in operation through June 2022.

The Company’s results are reported in this press release on a GAAP basis and on an as adjusted non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. This press release also refers to Adjusted EBITDA and Adjusted Net Income (non-GAAP financial measures), terms for which the definition and reconciliation are presented below.

First Quarter Ended March 31, 2021 Compared to March 31, 2020

Results of operations in the first quarter of 2021 compared to the first quarter of 2020 were materially adversely impacted by the global COVID-19 pandemic that resulted in cancellation of all of the Company’s voyages and the closing of many destination resort health and wellness centers as of the end of the first quarter of 2020.

•

Total revenues were $5.6 million, as compared to $114.3 million in the first quarter of 2020. Revenues generated in this year’s first quarter were primarily related to the 47 destination resort spas that were open during the quarter and e-commerce product sales through the Company’s timetospa.com website.

•	Cost of services were $7.5 million compared to $80.6 million in the 2020 first quarter.
•	Cost of products were $1.3 million compared to $22.1 million in the 2020 first quarter.
•

Net (loss) was ($45.6) million, as compared to ($148.4) million in the first quarter of 2020.  The first quarter of 2021 included a loss in change in fair value of warrant liabilities of ($23.3) million of warrant liabilities. The first quarter of 2020 included a gain in change in fair value of $50.3 million of warrants liabilities and a goodwill and a tradename impairment charge of ($190.8) million.  See “Accounting for Warrants” below.

•

Adjusted net (loss) was ($14.9) million, or adjusted net loss per diluted share of ($0.17), as compared to adjusted net loss of ($1.2) million, or adjusted net loss per diluted share of ($0.02) in the first quarter of 2020.

•	Adjusted EBITDA was ($9.4) million, as compared to $5.1 million in the first quarter of 2020.
•	Unlevered after-tax free cash flow was ($9.8) million, as compared to $3.6 million in the first quarter of 2020.

Balance Sheet and Cash Flow Highlights

•	Cash at quarter-end March 31, 2021 was $52.7 million.
•	Total debt, net of deferred financing costs at quarter-end March 31, 2021 was $229.7 million.
•	Unlevered After-Tax Free Cash Flow for quarter-end March 31, 2021 was ($9.8) million.

Accounting for Warrants:

As previously announced on May 6, 2021, the Company determined that as a result of the Securities and Exchange Commission (the “SEC”) staff public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” on April 12, 2021 regarding the accounting and financial reporting of warrants issued by SPACs (“the Staff Statement”), it would restate its previously issued consolidated financial statements to change the accounting treatment of its 2019 public and private warrants and 2020 warrants (collectively, the “Warrants”).

These consolidated financial statements are included in the Company’s previously filed Form 10-K for the years ended December 31, 2020 and 2019, and the period from March 20, 2019 through December 31, 2019 (the “Successor Period”) and the Company’s unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2020 and 2019, June 30, 2020 and 2019, and September 30, 2020 and 2019, included in the Company’s previously filed Quarterly Reports on Form 10-Q for such periods.

On May 10, 2021, the Company filed an Amendment No. 1 on Form 10-K/A restating its consolidated financial statements for the year ended December 31, 2020 and the period from March 20, 2019 through December 31, 2019, and restating the relevant unaudited interim financial information for each of the quarters ended during the year ended December 31, 2020 and the period from March 20, 2019 through December 31, 2019 (the “Restatement”).

The impact of the Restatement included increases to net loss of $7.5 million and $19.7 million, respectively, for the year ended December 31, 2020 and the period from March 20, 2019 to December 31, 2020, and increases to total liabilities of $104.7 million and $55.9 million, and corresponding decreases to total equity of $104.7 million and $55.9 million, as of December 31, 2020 and 2019, respectively. The Restatement had no impact on the Company’s historically reported cash and cash equivalents or adjusted EBITDA attributable to the affected periods.  In addition, the Company believes that the change in the accounting treatment of its outstanding warrants will have no effect on OneSpaWorld’s operations, competitive position or business strategy.

Q2 2021 and Fiscal Year 2021 Guidance

The Company is not providing financial guidance due to the ongoing business disruption and substantial uncertainty surrounding the impact of the COVID-19 pandemic on its business. Notwithstanding the foregoing, the Company expects to sustain a GAAP and adjusted net loss for the second quarter of fiscal 2021.

Conference Call Details

A conference call to discuss the first quarter 2021 financial results is scheduled for Wednesday, May 12, 2021, at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-327-6837 (international callers please dial 631-891-4304) and provide the passcode 10014515 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://onespaworld.com/investor-relations by dialing 844-512-2921 (international callers please dial 412-317-6671) and entering the passcode10014515. The conference call replay will be available from 1:00 p.m. Eastern Time on Wednesday, May 12, 2021 until 12:00 p.m. Eastern Time on Wednesday May 19, 2021. The Webcast replay will remain available for 90 days.

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished health and wellness centers offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 160 cruise ships and at 53 destination resorts around the world. OneSpaWorld holds the leading market position within the historically fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for 65 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd., and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW Predecessor the predecessor, whose historical results have become the historical results of OneSpaWorld. The operating results presented for the current quarter and year-to-date period reflect the operating results of all the businesses acquired in the Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on our business, operations, results of operations and financial condition, including liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

ONESPAWORLD HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
			$	%
	2021	2020 (as restated)	Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$4,604	$89,573	$(84,969)	(95)%
Product revenues	986	24,734	(23,748)	(96)%
Total revenues	5,590	114,307	(108,717)	(95)%
COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	7,484	80,579	(73,095)	(91)%
Cost of products	1,295	22,136	(20,841)	(94)%
Administrative	3,844	4,583	(739)	(16)%
Salary and payroll taxes	7,652	5,172	2,480	48%
Amortization of intangible assets	4,206	4,206	—	0%
Goodwill and trade name impairment charges	—	190,777	(190,777)	NM
Total cost of revenues and operating expenses	24,481	307,453	(282,972)	(92)%
Income (loss) from operations	(18,891)	(193,146)	174,255	90%
OTHER INCOME (EXPENSE), NET:
Interest expense	(3,351)	(3,743)	392	10%
Change in fair value of warrant liabilities	(23,300)	50,300	(73,600)	(146)%
Total other income (expense), net	(26,651)	46,557	(73,208)	(157)%
Loss before provision for income taxes	(45,542)	(146,589)	101,047	69%
PROVISION FOR INCOME TAXES	26	1,773	(1,747)	(99)%
Net loss	$(45,568)	$(148,362)	$102,794	69%
Net loss per share:
Basic	$(0.52)	$(2.43)
Diluted (1)	$(0.52)	$(3.23)
Weighted average shares outstanding:
Basic	87,121	61,169
Diluted (1)	87,121	61,522

1)	Three months ended March 31, 2020 diluted net loss per share and weighted average shares outstanding reflect 353 dilutive shares related to the $50,300 gain in the fair value of warrants.

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow.

We define Adjusted Net Income as net (loss) income, adjusted for non-controlling interest and the impact of certain other items, including normalized interest expense, related party adjustments, increase in depreciation and amortization expense resulting from the Business Combination, non-cash stock-based compensation, normalized tax expense, non-cash prepaid expenses and non-recurring expenses incurred in connection with the Business Combination. Adjusted Net Income Per Diluted Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three-month periods ended March 31, 2021 and March 31, 2020.

We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and non-controlling interest, adjusted for the impact of certain other items, including non-cash stock-based compensation expense, non-cash prepaid expenses, related party adjustments, and non-recurring expenses incurred in connection with the Business Combination.  All of these other items are reported in administrative expenses in the condensed consolidated and combined statements of operations.

We define Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

We believe that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow have limitations as profitability measures in that they do not include total amounts for interest expense on our debt and provision for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses similar to those for which adjustments are made in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual or non-recurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles Net (Loss) Income to Adjusted Net (Loss) Income for the first quarters ended March 31, 2021 and 2020 and Adjusted Net (Loss) Income Per Diluted Share for the first quarters ended March 31, 2021 and 2020 (amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2021	2020 (as restated)
Net loss	$(45,568)	$(148,362)
Goodwill and trade name impairment charges	—	190,777
Change in fair value of warrant liabilities	23,300	(50,300)
Depreciation and amortization (a)	3,761	3,761
Stock-based compensation	3,631	426
Business combination costs (b)	—	792
Tax expense (c)	—	1,746
Adjusted net loss	$(14,876)	$(1,160)
Adjusted net loss per diluted share	$(0.17)	$(0.02)
Diluted weighted average shares outstanding	87,121	61,522

The following table reconciles Net Income (Loss) to Adjusted EBITDA and Unlevered After-Tax Free Cash Flow for the first quarter ended March 31, 2021 and 2020 (amounts in thousands):

	Three Months Ended
	March 31,
	2021	2020 (as restated)
Net loss	$(45,568)	$(148,362)
Provision for income taxes	26	1,773
Interest expense	3,351	3,743
Change in fair value of warrant liabilities	23,300	(50,300)
Goodwill and trade name impairment charges	—	190,777
Depreciation and amortization	5,882	6,212
Stock-based compensation	3,631	426
Business combination costs (b)	—	792
Adjusted EBITDA	$(9,378)	$5,061
Capital expenditures	(367)	(1,464)
Cash taxes	(9)	(37)
Unlevered after-tax free cash flow	$(9,754)	$3,560

a)	Depreciation and amortization refers to addback of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.
b)	Business combination costs refers primarily to legal and advisory fees incurred by OneSpaWorld in connection with the Business Combination.
c)	Valuation allowance related to the Company’s 2020 beginning-of-year deferred tax assets that are not realizable.

Contact:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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